Exhibit 10.7

SERIES A WARRANT AMENDMENT

This Series A Warrant Amendment (this “Amendment”) is entered into as of [●], 2016 (the “Effective Date”) by and between Cesca Therapeutics Inc., a Delaware corporation (the “Company”), and [Sabby Healthcare Master Fund, Ltd. / Sabby Volatility Warrant Master Fund, Ltd.] (“Sabby”). The Company and Sabby are referred to herein, collectively, as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated August 31, 2015 (the “Sabby Purchase Agreement”) by and among the Company, Sabby and [Sabby Healthcare Master Fund, Ltd. / Sabby Volatility Warrant Master Fund, Ltd.] (together with Sabby, the “Sabby Parties”), the Company sold approximately [●] Series A Common Stock Purchase Warrants (the “Series A Warrants”) to Sabby;

WHEREAS, Sabby currently holds the aggregate number of Series A Warrants as specified on the signature page hereto (collectively, the “Sabby Warrants”); and

WHEREAS, this Amendment is being delivered pursuant to the terms of that certain Consent, Repayment and Release Agreement dated as of February 2, 2016 by and among the Company and the Sabby Parties (the “Consent Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Amendments to Series A Warrants. As of the Effective Date, each of the Series A Warrants shall be amended as set forth below (collectively, the “Amendments”):

(a)     Section 2(b) is hereby amended and restated in its entirety as set forth below:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.40, subject to adjustment hereunder (the “Exercise Price”).”

2.     Acknowledgement; Reaffirmation of Obligations. The Company hereby confirms and agrees that (i) except with respect to the Amendments set forth in Section 1 above, the Series A Warrants shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Sabby Parties.

3.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

4.     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Consent Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

CESCA THERAPEUTICS INC

By:
Robin Stracey
Chief Executive Officer

[SABBY HEALTHCARE MASTER FUND, LTD. /
SABBY VOLATILITY WARRANT MASTER FUND, LTD.]

By:
Robert Grundstein
COO and General Counsel

Series A Warrants:

[Signature Page to Series A Warrant Amendment]